(Local Currency -- Single Jurisdiction)

                                  ISDA
                International Swap Dealers Association, Inc.

                            MASTER AGREEMENT

                      dated as of December 22, 1997



Techdyne, Inc.                                           Barnett Bank, N.A.
 ...........................(Party "A")  .........................(Party"B")

have entered and/or anticipate entering into one or more transactions (each a "Transaction") that are or will be governed by this Master Agreement, which includes the schedule (the "Schedule"), and the documents and other confirming evidence (each a "Confirmation") exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows: --

1.   Interpretation

(a) Definitions. The terms defined in Section 12 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) Inconsistency. In the event of any inconsistency between the pro-visions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c) Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "Agree-ment"), and the parties would not otherwise enter into any Transactions.


2.   Obligations

(a)  General Conditions.

     (i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this agreement

     (ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

Copyright 1992 by International Swap Dealer Association, Inc.     ISDA 1992
                                                            Second Printing

     (iii) Each obligation of each party under Section 2(a)(i) is subject to (l) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effective-ly designated and (3) each other applicable condition precedent specified in this Agreement.

(b) Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c)  Netting.  If on any date amounts would otherwise be payable: --

     (i)   in the same currency; and

     (ii)  in respect of the same Transaction,

by each party to the other, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of branches or offices through which the parties make and receive payments or deliveries.

(d) Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Trans-action, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the rele-vant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3.   Representations

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into) that: --

(a)  Basic Representations.

     (i) Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

     (ii) Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorize such execution, delivery and performance;

     (iii) No Violation or Conflict. Such execution, delivery and per formance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

     (iv) Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

     (v) Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisa-tion, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b) Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c) Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or pro-ceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d) Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

4.   Agreements

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party: --

(a) Furnish Specified Information. It will deliver to the other party any forms, documents or certificates specified in the Schedule or any Confirmation by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b) Maintain Authorizations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reason-able efforts to obtain any that may become necessary in the future.

(c) Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

5.   Events of Default and Termination Events

(a) Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an "Event of Default") with respect to such party: --

     (i) Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(d) required to be made by it if such failure is no remedied on or before the third Local Business Day after notice of such failure is given to the party;

     (ii) Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(d) or to give notice of a Termination Event) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

     (iii)  Credit Support Default.

          (1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applica-ble grace period has elapsed;

          (2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

          (3) the party or such Credit Support Provider disaffirms, dis-claims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

     (iv) Misrepresentation. A representation made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

     (v) Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

     (vi) Cross Default. If "Cross Default" is specified in the Schedule as applying to the party, the occurrence or existence of
     (l) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instru-ments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

     (vii) Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party: --

          (1) is dissolved (other than pursuant to a consolidation, amalga-mation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its credi-tors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such pro-ceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dis-missed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a reso-lution passed for its winding-up, official management or liquida-tion (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substan-tially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter, (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive);
          or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the fore-going acts; or

     (viii) Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer: --

          (1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

          (2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obli-gations under this Agreement.

(b) Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, and, if specified to be applicable, a Credit Event Upon Merger if the event is specified pursuant to (ii) below or an Additional Termination Event if the event is specified pursuant to (iii) below: --

     (i) Illegality. Due to the adoption of, or any change in, any appli-cable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdic-tion of any applicable law after such date, it becomes unlawful
     (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party): --

          (1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

          (2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

     (ii) Credit Event Upon Merger. If "Credit Event Upon Merger" is specified in the Schedule as applying to the party, such party ("X"), any Credit Support Provider of X or any applicable Specified Entity or X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immedi-ately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

     (iii) Additional Termination Event. If any "Additional Termination Event" is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termina-tion Event in the Schedule or such Confirmation).

(c) Event of Default and Illegality. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also consti-tutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

6.   Early Termination

(a) Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the "Defaulting Party") has occurred and is then continuing, the other party (the "Non-defaulting Party") may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all out-standing Transactions. If, however, "Automatic Early Termination" is specified in the Schedule as applying to a party, then an Early Termina-tion Date in respect of all outstanding Transactions will occur immedi-ately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the insti-tution of the relevant proceeding or the presentation of the relevant peti-tion upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b)  Right to Terminate Following Termination Event.

     (i) Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, speci-fying the nature of that Termination Event and each Affected Trans-action and will also give such other information about that Termina-tion Event as the other party may reasonably require.

     (ii) Two Affected Parties. If an Illegality under Section 5(b)(i)(1) occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

     (iii)  Right to Terminate. If: --

          (1) an agreement under Section 6(b)(ii) has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

          (2) an Illegality other than that referred to in Section 6(b)(ii), a Credit Event Upon Merger or an Additional Termina-tion Event occurs,

     either party in the case of an Illegality, any Affected Party in the case of an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c)  Effect of Designation.

     (i)   If notice designating an Early Termination Date is given under
     Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

     (ii) Upon the occurrence or effective designation of an Early Termina-tion Date, no further payments or deliveries under Section 2(a)(i) or 2(d) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d)  Calculations.

     (i) Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quota-tions and specifying any amount payable under Section 6(e)) and
     (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quota-tion.

     (ii) Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment), from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e) Payments on Early Termination. If an Early Termination Date occurs, the following provisions shall apply based on the parties' election in the Schedule of a payment measure, either 'Market Quotation" or "Loss", and a payment method, either the "First Method" or the "Second Method". If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that "Market Quotation" or the "Second Method", as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

     (i) Events of Default. If the Early Termination Date results from an Event of Default: --

          (1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-de-faulting Party) in respect of the Terminated Transactions and the Unpaid Amounts owing to the Non-defaulting Party over (B) the Unpaid Amounts owing to the Defaulting Party.

          (2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a posi-tive number, the Non-defaulting Party's Loss in respect of this Agreement.

          (3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Unpaid Amounts owing to the Non-defaulting Party less (B) the Unpaid Amounts owing to the Defaulting Party If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

          (4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party's Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the De-faulting Party.

     (ii) Termination Events. If the Early Termination Date results from a Termination Event: --

          (1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

          (2)  Two Affected Parties. If there are two Affected Parties: --

               (A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of
               (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount ("X") and the Settlement Amount of the party with the lower Settlement Amount ("Y") and (b) the Unpaid Amounts owing to X less
               (II) the Unpaid Amounts owing to Y; and

               (B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Trans-actions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss ("X') and the Loss of the party with the lower Loss ("Y").

          If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

     (iii) Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because "Automatic Early Termination" applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

     (iv) Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-esti-mate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

7.   Transfer

Neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that: --

     (a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agree-ment); and

     (b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under
     Section 6(e).

     Any purported transfer that is not in compliance with this Section will be void.

8.   Miscellaneous

     (a) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

     (b) Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

     (c) Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

     (d) Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

     (e)  Counterparts and Confirmations.

          (i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

          (ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counter-part, telex or electronic message constitutes a Confirmation.

     (f) No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

     (g) Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

9.   Expenses

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal reasonable fees, incurred by such other party by reason of the en-forcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

10.  Notices

(a) Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated: --

     (i) if in writing and delivered in person or by courier, on the date it is delivered;

     (ii) if sent by telex, on the date the recipient's answerback is received;

     (iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine);

     (iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

     (v) if sent by electronic messaging system, on the date that elec-tronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b) Change of Addresses. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

11.  Governing Law and Jurisdiction

(a) Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b) Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement ("Proceedings"), each party irrevocably: --

     (i) submits to the jurisdiction of the English courts, if this Agree-ment is expressed to be governed by English law, or to the non-exclu-sive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in
     New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

     (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Pro-ceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c) Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) juris-diction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irre-vocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

12.  Definitions

As used in this Agreement: --

"Additional Termination Event" has the meaning specified in Section 5(b).

"Affected Party" has the meaning specified in Section 5(b).

"Affected Transactions" means (a) with respect to any Termination Event consisting of an Illegality, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

"Affiliate" means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, "control" of any entity or person means ownership of a majority of the voting power of the entity or person.

"Applicable Rate" means: --

(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d)  in all other cases, the Termination Rate.

"consent" includes a consent, approval, action, authorization, exemption, notice, filing, registration or exchange control consent.

"Credit Event Upon Merger" has the meaning specified in Section 5(b).

"Credit Support Document" means any agreement or instrument that is speci-fied as such in this Agreement.

"Credit Support Provider" has the meaning specified in the Schedule.

"Default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

"Defaulting Party" has the meaning specified in Section 6(a).

"Early Termination Date"  means the date determined in accordance with
Section 6(a) or 6(b)(iii).

"Event of Default" has the meaning specified in Section 5(a) and, if appli-cable, in the Schedule.

"Illegality" has the meaning specified in Section 5(b).

"law" includes any treaty, law, rule or regulation and "lawful" and "unlaw-ful" will be construed accordingly.

"Local Business Day" means, subject to the Schedule, a day on which commer-cial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under
Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by
Section 2(b), in the place where the relevant new account is to be located and (d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

"Loss" means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the rele-vant Early Termination Date and not made, except, so as to avoid duplica-tion, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party's legal fees and out-of-pocket expenses referred to under Section 9. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

"Market Quotation" means, with respect to one or more Terminated Transac-tions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the "Replacement Transaction") that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satis-faction of each applicable condition precedent) by the parties under
Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination
Date, have been required (assuming satisfaction of each applicable condi-tion precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under
Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quota-tion will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Trans-actions cannot be determined.

"Non-default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

"Non-defaulting Party" has the meaning specified in Section 6(a).

"Potential Event of Default" means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

"Reference Market-makers" means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith
(a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

"Scheduled Payment Date" means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

"Set-off" means set-off, offset, combination of accounts, right of reten-tion or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

"Settlement Amount" means, with respect to a party and any Early Termina-tion Date, the sum of: --

(a) the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b) such party's Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Ter-minated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

"Specified Entity" has the meaning specified in the Schedule.

"Specified Indebtedness" means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

"Specified Transaction" means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

"Terminated Transactions" means with respect to any Early Termination Date
(a) if resulting from a Termination Event, all Affected Transactions and
(b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice desig-nating that Early Termination Date (or, if "Automatic Early Termination" applies, immediately before that Early Termination Date).

"Termination Event" means an Illegality or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

"Termination Rate" means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

"Unpaid Amounts" owing to any party means, with respect to an Early Termin-ation Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and (b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obli-gation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under-Section 6(e) or, if each party is so obliged it shall be the average of the fair market values reasonably determined by both parties.


IN WITNESS WHEREOF the parties have executed this document on the respec-tive dates specified below with effect from the date specified on the first page of this document.


Techdyne, Inc.                       Barnett Bank, N.A.

(Party "A")                          (Party "B")


    /s/ Thomas K. Langbein               /s/ Lance M. Chambers
By: ..........................       By: .........................
    Name: THOMAS K. LANGBEIN             Name:
    Title: Chairman of the Board         Title: Vice President
            of Directors
    Date: December 22, 1997              Date:

                                SCHEDULE
                                 to the
                            MASTER AGREEMENT
                 dated as of December 22, 1997 between
                       Techdyne, Inc.  ("Party A")
                  and Barnett Bank, N.A. ("Party B")

1.    Termination Provisions
      ----------------------

(a) "Specified Entity" for purposes of Section 5(a)(v) means each party's Affiliates. If a party or any Credit Support Provider of a party is a partnership, then for purposes of Sections 5(a)(v), 5(a)(vi), 5(a)(vii) and 5(b)(ii), "Specified Entity" also means each general partner of that partnership.

(b) "Specified Transaction" has its meaning as defined in Section 12, provided that "Default under Specified Transaction" excludes Force Majeure as defined below.

(c) "Cross Default" applies to both parties, but excludes Force Majeure. "Force Majeure" means nonpayment resulting solely from a wire transfer or operational problem or error (so long as sufficient funds are available), or from the general unavailability of the relevant currency due to exchange controls or other similar governmental action, but only if payment is made within three Business Days after the problem has been corrected, the error has been discovered or the currency becomes available.

With respect to Party A, "Cross Default" is amended by inserting at the end of Section 5(a)(vi): "or (3) any default, event of default or other similar condition or event (however described) under any Financial Agree-ment."

"Specified Indebtedness" means any obligation (whether present, future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money or relating to the payment or delivery of funds, securi-ties or other property (including, without limitation, collateral).

"Threshold Amount" means, with respect to Party B, an amount (including its equivalent in another currency) equal to the higher of $10,000,000 or 3% of its stockholders' equity as reflected on its most recent financial statements or call reports, and with respect to Party A, any amount of Specified Indebtedness.

(d)  "Credit Event Upon Merger" applies to both parties.

(e)  "Automatic Early Termination" does not apply to either party.

(f) Payments on Early Termination. "Market Quotation" and the "Second Method" apply, subject to the following:

     (i) "Market Quotation" for any Terminated Transaction that is, or is subject to, any unexercised option shall be determined by taking into account the economic equivalent of the option.

     (ii) The Non-defaulting Party may, upon the occurrence of an Early Termination Date, offset payments due by it under this Agreement
     (or under any Specified Transaction) against, and apply such pay-ments to the satisfaction of, any obligations owing by the Defaulting Party (including any Office of the Defaulting Party) to the Non-defaulting Party or any of the Non-defaulting Party's Affil-iates (including any Office of the Non-defaulting Party or its Affiliates) whether matured or unmatured, and it is a condition precedent to the Non-defaulting Party's obligation to make any such payments that such obligations of the Defaulting Party have been paid in full or satisfied by offset as contemplated hereunder. For this purpose, the Non-defaulting Party may convert any such payments or obligations into the currency of the other at a rate of exchange (including premi-ums and costs of exchange) at which it could purchase the relevant currency acting in good faith.

(g) "Additional Termination Event" applies to Party A if Party A, any Credit Support Provider of Party A or any Specified Entity of Party A is a natural person, and means the death of, or the appointment of a guardian for, that natural person (in which case Party A will be the Affected Party for that purpose).

II.   Documents
      ---------

(a) Delivery of Documents. When it delivers this Agreement, Party A shall also deliver to Party B the Closing Documents in form and substance rea-sonably satisfactory to Party B. For each Transaction, Party A shall deliver, promptly upon request, a duly executed incumbency certificate for the person(s) executing the Confirmation for Party A for that Trans-action.

(b) "Closing Documents" means an opinion of counsel covering Party A's Basic Representations under Section 3(a)(i), or in lieu thereof, Party A's Authorizing Documents for this Agreement and the Transactions and a duly executed incumbency certificate for the person(s) executing this Agreement for Party A.

(c) "Authorizing Documents" of a party or its Credit Support Provider means a certified copy of the board of directors' resolutions or that party of Credit Support Provider (or for a partnership, a copy of its partnership agreement and a certified copy of the resolutions of the partnership or of each general partner).

III.  Miscellaneous
      -------------

(a)  Addresses for Notices.
     To Party A:                  To Party B:

     Techdyne, Inc.               Barnett Bank, N.A. - Investment Operations
     ----------------------       ------------------------------------------
     2230 West 77 Street          9000 Southside Boulevard, MC 576-1215
     ----------------------       -------------------------------------
     Hialeah, FL  33016           Jacksonville, Florida  32256
     ----------------------       ----------------------------


     Attention: Mr. Tom Langbein  Attention: Penney Lendzian
               -----------------            ----------------
     Fax (305) 556-9210           Fax (904) 464-2200
         --------------               --------------
     Phone (305) 364-1350         Phone (904) 464-2187
           --------------               --------------

(b)  "Calculation Agent" means Party B.

(c) "Credit Support Document" means each document which by its terms secures, guarantees or otherwise supports Party A's obligations hereunder from time to time, whether or not this Agreement, any Transaction, or any type of Transaction entered into hereunder is specifically referenced or described in any such document.

(d) "Credit Support Provider" means each party to a Credit Support Docu-ment that provides or is obligated to provide security, a guaranty or other credit support for Party A's obligations hereunder.

(e) "Affiliate" has its meaning as defined in Section 12, except for Party B under Section 5(a)(v), "Affiliate" means the bank holding company that owns Party B.

(f) Governing Law. This Agreement will be governed by and construed in accordance with the law (and not the law of conflicts) of the State of New York.

(g) Waiver of Jury Trial. To the extent permitted by applicable law, each party irrevocably waives any and all right to trial by jury in any legal proceeding in connection with this Agreement, any Credit Support Document to which it is a party, or any Transaction.

(h) Netting of Payments. If payments are due by each party on the same day under two or more Transactions, then Section 2(c)(ii) will not apply to those payments if a party gives notice to the relevant Office(s) of the other party on or before the second New York Business Day before that payment date stating that those payments will be netted or, if given by the Calculation Agent, stating the net amount due.

(i) Recorded Conversations. Each party may electronically record all tele-phone conversations between them in connection with this Agreement or any Transaction, and any such recordings may be submitted in evidence in any proceeding to establish any matters pertinent to this Agreement or any Transaction.

(j) Additional Representations. Section 3 is amended by adding the fol-lowing Sections 3(e) and 3(f):

"(e) for any Relevant Agreement: (i) its acts as principal and not as agent, (ii) it acknowledges that the other party acts only arm's length and is not its agent, broker, advisor or fiduciary in any respect, and any agency, brokerage, advisory or fiduciary services that the other party (or any of its affiliates) may otherwise provide to the party (or to any of its affiliates) excludes the Relevant Agreement, (iii) it is relying solely upon its own evaluation of the Relevant Agreement (including the present and future results, consequences, risks, and benefits thereof, whether financial, accounting, tax, legal, or otherwise) and upon advise from its own professional advisors, (iv) it understands the Relevant Agreement and those risks, has determined they are appropriate for it, and willingly assumes those risks, and (v) it has not relied and will not be relying upon any evaluation or advice (including and recommendation, opinion, or representation) from the other party, its affiliates or the representatives or advisors of the other party or its affiliates (except representations expressly made in the Relevant Agreement or an opinion of counsel required thereunder).

"Relevant Agreement" means this Agreement, each Transaction, each Confirma-tion, any Credit Support Document, and any agreement (including any amend-ment, modification, transfer or early termination) between the parties relating thereto or to any Transaction.

(f) it is an "eligible swap participant" within the meaning of 17 C.F.R.
Section 35.1."

(k) The obligations of certain Credit Support Providers to guarantee or otherwise secure Party A's obligations under the Financial Agreements are limited pursuant to the terms of certain Financial Agreements and any such limitations shall apply equally to the obligations of those Credit Support Providers under the Relevant Agreements.

IV.   ISDA Definitions
      ----------------

(a) Incorporation. This agreement and each Transaction are subject to the 1991 ISDA Definitions (as published by the International Swaps Dealers Association, Inc.) and will be governed by the provisions of the ISDA Definitions, without regard to any amendments to the ISDA Definitions subsequent to the date hereof. The provisions of the ISDA Definitions are incorporated by reference in, and shall be deemed to be part of, this docu-ment and each Confirmation.

(b) Inconsistency. In the event of any inconsistency between the pro-visions of this document and the ISDA Definitions, this document will prevail.

V.    Additional Terms
      ----------------

(a) Covenants of Financial Agreements. (i) Party A shall provide Party B at all times hereunder with the same covenant protection as Party B requires of Party A under Financial Agreements. Therefore, in addition to the Cross Default provisions of this Agreement, and notwithstanding the satisfaction of any obligation or promise to pay money to Party A under any Financial Agreement, or the termination or cancellation of any Financial Agreement, Party A hereby agrees to perform, comply with and observe for the benefit of Party B hereunder all affirmative and negative covenants contained in each Financial Agreement applicable to Party A (excluding any obligations or promise to pay money under any Financial Agreement) at any time Party A has any obligation (whether absolute or contingent) under this Agreement. (ii) For purposes hereof: (A) the affirmative and negative covenants of each Financial Agreement applicable to Party A (together with related definitions and ancillary provisions, but in any event excluding any obligation or promise to pay money under any Financial Agreement) are incorporated (and upon execution of any future Financial Agreement, shall automatically be incorporated) by ref-erence herein (mutatis mutandis); (B) if other lenders or creditors are parties to any Financial Agreement, then references therein to the lenders or creditors shall be deemed references to Party B; and (C) for any such covenant applying only when any loan, other extension of credit, obligation or commitment under the Financial Agreement is outstanding, that covenant shall be deemed to apply hereunder at any time Party A has any obligation (whether absolute or contingent) under this Agreement.


(b) "Financial Agreement" means each existing or future agreement or in-strument relating to any loan or extension or credit from Party B to Party A (whether or not anyone else is a party thereof, or unless consented to in writing by Party B, any amendment, modification, addition, waiver or consent thereto or thereof).


IN WITNESS WHEREOF, the parties have executed this Schedule by their duly authorized signatories as of the date hereof.

                                Barnett Bank, N.A.

                                   /s/ Lance M. Chambers
                                By:--------------------------
                                   Title: Vice President
                                   Date:


                                Techdyne, Inc.

                                   /s/ Thomas K. Langbein
                                By:--------------------------
                                   Title: Chairman of the
                                          Board of Directors
                                   Date: December 22, 1997

                            BARNETT BANK, N.A.
                          RATE SWAP TRANSACTION
                              CONFIRMATION
                         Dated December 22, 1997


Mr. Tom Langbein
Techdyne, Inc.
2330 W. 76th Street
Hialeah, Florida  33016


Dear Mr. Langbein:

     The purpose of this letter is to set forth the terms and conditions of the Rate Swap Transaction entered into between Techdyne, Inc. ("Party A") and Barnett Bank, N.A. ("Party B") on the Trade Date referred to below.

     This letter constitutes a "Confirmation" as referred to in the Rate Swap Agreement specified below.

     1. This Confirmation supplements, forms a part of, and is subject to, the Interest Rate Swap Agreement dated as of December 22, 1997, (the "Rate Swap Agreement") between Party A and Party B. All provisions contained or incorporated by reference in the Rate Swap Agreement shall govern this Confirmation except as expressly modified below.

     2. The definitions and provisions contained in the 1992 ISDA defini-tions (as published by the International Swap Dealers Association, Inc.) are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Con-firmation will govern.

     3. The terms of the particular Rate Swap Transaction to which this Confirmation relates are as follows:

     This swap agreement ($1,500,000.00 swap amount) of 6.35% versus 1 month LIBOR, in combination with Party's loan with Barnett Bank, N.A. at a rate of 1 month LIBOR +2.25%, will give Party A an effec-tive borrowing cost/rate on this $1,500,000.00 of 8.60% fixed.

     Notional Amount: US$1,500,000.00 original maturity; see attached schedule for principal outstanding at each payment date. The begining notional amount will amortize by $25,000.00 per month begining January 15, 1998.

     Trade Date:  December 22, 1997

     Effective Date:  December 29, 1997

     Termination Date: December 15, 2002, subject to adjustmentin accord-ance with the Modified Following Business Day Convention

     Fixed Amount:

          Fixed Rate Payor:  Party A

          Period End Dates:  The 15th day of each month commencing on
                             January 15, 1998 up to and including the Termination Date

          Subject to the Modified Following Business Day convention

          Fixed Rate:  6.35% per annum

          Day Count Fraction:  Act/360

     Floating Amount:

          Floating Rate Payor:  Party B

          Period End Dates:  The 15th day of each month commencing on
                             January 15, 1998 up to and including the Termination Date

          Subject to the Modified Following Business Day convention

          Floating Rate Option:   USD-LIBOR-BBA (Page 3750 Telerate)

          Designated Maturity:    1 Month

          Day Count Fraction:     Act/360

          Reset Dates:            The effective date and each floating
                                  rate payor payment date, except the
                                  termination date

          LIBOR Determination Date:   Two London Business days prior
                                      to the reset date.

          Compounding:            Inapplicable

          Business Days:          In both London and New York

          Calculating Agent:      Party B

     Party A Payment Dates:  On the Period End Dates

     Party B Payment Dates:  On the Period End Dates

     Account Details:

          Payments to Party A:  Please advise

          Payments to Party B:  Barnett Bank, N.A.,
                                will advise.

     Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

                                Very truly yours,

                                Barnett Bank, N.A.

                                   /s/ Lance M. Chambers
                                By:--------------------------
                                   Name:

                                   Title: Vice President

                                   Date:


Techdyne, Inc.
--------------

   /s/Thomas K. Langbein
By:------------------------
   Name: THOMAS K. LANGBEIN

   Title: Chairman of the Board of Directors

   Date: December 22, 1997


By:-----------------------
   Name:

   Title:

   Date: